EXHIBIT 99.3

SECTION 16 DISGORGEMENT AND SETTLEMENT AGREEMENT

This Agreement is made as of the 8th day of February, 2011, by and between Black Tusk Minerals Inc. (the “Company”) and Magellan Management Company, which is controlled by Gavin Roy, a director and executive of the Company (the “Affiliate”) in connection with a claim arising under Section 16(b) of the Securities Exchange Act of 1934.

WHEREAS, the Affiliate is subject to the reporting and transactional requirements of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, the Affiliate sold shares of common stock of the Company in transactions during the past six months as set forth in Schedule A (the “Sale Transactions”);

WHEREAS, as of January 31, 2010, the Company was in debt to Affiliate in respect of advances to the Company in the cumulative amount of $261,032 (collectively, the “Debt”);

WHEREAS, the Company determined that it was in the best interest of the Company and its stockholders to pay-off the Debt by offering securities to the Affiliate on the same terms of a unit offering, pursuant to which the Company shall issue units at US$0.05 per unit to the Affiliate as full and final settlement and satisfaction of all amounts due under the Debt (the “Subscription”);

WHEREAS, the Sale Transactions and the purchase of units in connection with the Subscription may give rise to claims under Section 16(b) of the Exchange Act (the “Claim”), in the amount of $2,866.34 (the “Claim Amount”);

WHEREAS, the Company and the Affiliate have agreed to subtract the Claim Amount from the Debt, in full satisfaction of the Claim (the “Payment”), as shown on Schedule B hereto;

WHEREAS, in relation to any amounts being claimed as a deduction from the gross profits realized by any direct costs incurred by the Affiliate in connection with the trades comprising the Transaction, including brokerage commissions, transfer taxes, and other fees and expenses incurred in connection with the Sale Transactions, the Affiliate has provided the Company with documentation satisfactory to the Company regarding the actual amounts of such direct costs;

WHEREAS, the Company has agreed that the Payment will satisfy the Claim in full;

WHEREAS, the Company and Affiliate acknowledge that upon closing of the transactions contemplated in the Subscription, the Affiliate will hold an aggregate of 5,359,913 shares of common stock constituting 82.4% of the Company’s issued and outstanding common stock; and

WHEREAS, neither the Affiliate nor the Company intend that the Subscription to be a “13e Transaction” as defined in Rule 13e-3(a)(3) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and neither the Affiliate nor the Company intend to terminate the Company’s 12(g) registration under Rule 12g-4 under the Exchange Act or suspend the Company’s 15(d) reporting obligations under Rule 12h-3 under the Exchange Act.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereby agree as follows:

1.           In connection with the Subscription, and the execution of this Agreement,  the Affiliate agrees to pay and the Company agrees to accept $2,866.34 in full settlement and satisfaction of the Claim.

2.            The Company hereby agrees that upon receipt of the Claim Amount it will not take any further action against the Affiliate in connection with the Claim or matters relating thereto and releases Affiliate from the Claim.

3.           The Company and the Affiliate agree to make any disclosure as may be required by law or as may be required to mitigate any claim that may lawfully arise in relation to a securityholder action under Section 16(b) in regard to the Claim.

4.           The Company and the Affiliate agree for the benefit of the shareholders of the Company that neither the Company nor the Affiliate will terminate Company’s 12(g) registration under Rule 12g-4 under the Exchange Act or suspend the Company’s 15(d) reporting obligations under Rule 12h-3, as long as the Affiliate continues to be an Affiliate of the Company (as defined in Rule 13e-3(a)(1) under the Exchange Act).

5.           This Agreement shall be governed by the laws of the state of Washington.

Remainder of the page is intentionally left blank

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

BLACK TUSK MINERALS INC.

By:  /s/ Gavin Roy
        Name:  Gavin Roy
        Title:     President

MAGELLAN MANAGEMENT COMPANY

By:  /s/ Gavin Roy
                        Gavin Roy

SCHEDULE A

Date	Shares Sold	Pre-Split Price	Post-Split Price ( 50:1 )	Proceeds of Sale

8/13/2010	107,500	$0.00633	$0.31650	$680.48
8/23/2010	420,800	$0.00645	$0.32250	$2,714.16

				$3,394.64

SCHEDULE B

Date	Shares Sold	Shares Sold Post Split (50:1)	Pre-Split Price	Post-Split Price ( 50:1 )	Proceeds of Sale	Subscription Price	Disgorged Profit
8/13/2010	107,500	2150	$0.00633	$0.31650	$680.48	$0.05	$572.98
8/23/2010	420,800	8416	$0.00645	$0.32250	$2,714.16	$0.05	$2,293.36

					$3,394.64		$2,866.34